FIRST AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST

and

THE PACIFIC FINANCIAL GROUP, LLC

THIS FIRST AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT (the “Amendment”) is made and entered into as of June 8, 2023, between Northern Lights Fund Trust, a Delaware statutory trust (the "Trust"), and The Pacific Financial Group, LLC, a corporation organized and existing under the laws of the State of Washington (the "Adviser") located at 2077 West Coast Highway, Newport Beach, CA 92663.

RECITALS:

WHEREAS, the parties entered into that certain Administrative Services Agreement between the Trust and the Adviser, dated January 1, 2023 (the “Agreement”).

WHEREAS, the parties desire to update the names of certain funds listed on Schedule A.

WHEREAS, Section 2, of the Agreement allows for its amendment in writing signed by all parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced with Schedule A attached hereto, effective July 10, 2023.

2. Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

NORTHERN LIGHTS FUND TRUST

By: /s/ Kevin Wolf

Name: Kevin Wolf

Title: President

THE PACIFIC FINANCIAL GROUP, LLC

By: /s/ Meagan Meade

Name:Megan Meade

Title: CEO

NORTHERN LIGHTS FUND TRUST

ADMINISTRATIVE SERVICES AGREEMENT

Dated January 1, 2023, as amended June 7, 2023

SCHEDULE A

PFG American Funds® Conservative Income Strategy Fund

PFG American Funds® Growth Strategy Fund

PFG Fidelity Institutional AM® Equity Index Strategy Fund

PFG Fidelity Institutional AM® Equity Sector Strategy Fund

PFG Fidelity Institutional AM® Core Plus Bond Strategy Fund

(fka, PFG Fidelity Institutional AM® Bond ESG Strategy Fund)

PFG JP Morgan® Tactical Aggressive Strategy Fund

PFG JP Morgan® Tactical Moderate Strategy Fund

PFG BNY Mellon® Diversifier Strategy Fund

PFG MFS® Aggressive Growth Strategy Fund

PFG BR Target Allocation Equity Strategy Fund

(fka, PFG BR Equity ESG Strategy Fund)

PFG Janus Henderson® Balanced Strategy Fund

PFG Invesco® Equity Factor Rotation Strategy Fund

(fka, PFG Invesco® Thematic ESG Strategy Fund)

PFG Meeder Tactical Strategy Fund

PFG Tactical Income Strategy Fund

PFG Active Core Bond Strategy Fund